SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation or Organization)	05-0569368 (I.R.S. Employer Identification No.)

1300 South 2nd Street
Pekin, IL (Address of Principal Executive Offices)	61555 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-132860 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

None

Item 1:   Description of Registrant’s Securities to be Registered

Information with respect to the Registrant’s Common Stock, par value $0.001 per share is incorporated herein by reference to the section captioned “Description of Capital Stock” in the prospectus included in the Registrant’s registration statement on Form S-1 (Registration No. 333-132860), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “Commission”). The Registration Statement was originally filed with the Commission on March 30, 2006 and amended on May 8, 2006, June 1, 2006, June 5, 2006 and June 13, 2006 and may hereafter be amended. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2:   Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
Name: William J. Brennan
Title: Chief Accounting and Compliance Officer

Date:  June 20, 2006